                                                               EXHIBIT 12.1

                                  HEARTPORT, INC.
                 CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN THOUSANDS)


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
                                                                                         THREE MONTHS
                                                                                             ENDED
                                                       YEAR ENDED                          MARCH 31,
                                ------------------------------------------------------   ------------
                                 1992         1993        1994       1995       1996         1997
                                -----       -------     -------    -------    --------     --------
Earnings
  Net loss                      $(572)      $(1,799)    $(4,821)   $(9,353)   $(34,054)    $(11,948)
  Add:
    Interest expense               --            --          --        189         592           81
    Portion of net rental
     expense representative
     of interest factor            12            39          82        145         320          158
                                -----       -------     -------    -------    --------     --------
Total earnings, as adjusted      (560)       (1,760)     (4,739)    (9,019)    (33,142)     (11,709)

Fixed charges
  Interest expense                 --            --          --        189         592           81
  Portion of net rental
   expense representative of
   interest factor                 12            39          82        145         320          158
                                -----       -------     -------    -------    --------     --------
Total fixed charges                12            39          82        334         912          239
                                -----       -------     -------    -------    --------     --------

Insufficiency of earnings to
 cover fixed charges            $(572)      $(1,799)    $(4,821)   $(9,353)   $(34,054)    $(11,948)
                                -----       -------     -------    -------    --------     --------
                                -----       -------     -------    -------    --------     --------
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